                                                                      EXHIBIT 11


                       MOBILE GAS SERVICE CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               THREE MONTHS           TWELVE MONTHS
                                             ENDED DECEMBER 31,     ENDED DECEMBER 31,
                                               1996      1995        1996      1995
                                               ----      ----        ----      ----
PRIMARY EARNINGS PER SHARE, AS SHOWN ON
     CONSOLIDATED STATEMENTS OF INCOME

Earnings applicable to common stock         $  2,038   $  1,804   $  8,865   $  5,092

Average common shares outstanding              3,225      3,213      3,219      3,210

Incremental shares resulting from assumed
     exercise of stock options                    16                    12

Average common shares, as adjusted             3,241      3,213      3,231      3,210

Primary earnings per share (1)              $   0.63   $   0.56   $   2.74   $   1.59


FULLY DILUTED EARNINGS PER SHARE

Earnings applicable to common stock         $  2,038   $  1,804   $  8,865   $  5,092

Average common shares outstanding              3,225      3,213      3,219      3,210

Incremental shares resulting from assumed
     exercise of stock options                    29                    16

Average common shares, as adjusted             3,254      3,213      3,235      3,210

Fully diluted earnings per share (2)        $   0.63   $   0.56   $   2.74   $   1.59


(1) Pursuant to footnote 2 to paragraph 14 of APB Opinion No. 15, the Company is not required to include common stock equivalents resulting from stock options when the effect is less 3%. The Company has chosen to reflect the effect of such options within the computation of its earnings per share.

(2)  This calculation is submitted in accordance with Regulation S-K Item 601
     (b)(11) although not required to be shown in the Consolidated Statements of Income pursuant to footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.